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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (x)

Filed by a party other than the Registrant ( )

Check the appropriate box:

( )      Preliminary Proxy Statement

( )      CONFIDENTIAL, FOR USE
         OF THE COMMISSION ONLY
         (AS PERMITTED BY RULE
         14a-6(e)(2))

( )      Definitive Proxy Statement

( )      Definitive Additional Materials

(x)      Soliciting Material Pursuant to Rule 14a-11(c) or
         Rule 14a-12

           Decade Companies Income Properties--A Limited Partnership

                (Name of Registrant as Specified In Its Charter)

                              Filed by Registrant

                   (Name of Person(s) Filing Proxy Statement,
                           if Other than Registrant)
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         Decade Companies Income Properties--A Limited Partnership ("DCIP")
disclaims that the letters filed herewith constitute solicitation material under Rules 14a-11(c) or 14a-12. As noted in the SEC's Disclosure Operations Proxy Rule Reference Book at page 15:

                 Where a transaction is undertaken and the disclosures made in connection therewith are a bona fide part of the transaction at issue, then notwithstanding the possibility that such communications could be found to be reasonably calculated to result in the procurement, withholding or revocation of a proxy, the Division will not take the position that the communications are subject to Regulation 14A. Thus, for example, where a person has commenced a tender offer or an exchange offer and includes in such material disclosure as to shareholder action that it subsequently may seek or comments on a communication in opposition to the tender or exchange offer, such material will be treated as tender offer or exchange offer material.
         *

         The letters and disclosure provided as exhibits hereto were a bona fide part of the voluntary tender offer transaction. DCIP reserves its rights concerning whether these letters were solicitation material subject to Regulation 14A, based in part upon the SEC Reference Book excerpt cited above.


Exhibit Index

Exhibit

1                Letter dated November 12, 1996

2                Letter dated November 19, 1996

3                Letter dated November 20, 1996

4                Letter dated November 28, 1996

5                Letter dated December 5, 1996






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     *   See e.g. Payless Northwest tender offer for Payless in opposition to a proposed merger of Payless with Jewel found by the Staff not to require compliance with the proxy rules.